Form of Intercompany Reimbursement Agreement

between

Figure Markets Holdings, Inc.

and

Figure Certificate Company

This Intercompany Reimbursement Agreement (the “Agreement”) is entered into as of _____, 2024 (the “Effective Date”) between Figure Markets Holdings, Inc., a Delaware corporation having a principal place of business at 650 California Street, Suite 2700, San Francisco, CA 94108 (“Parent”), and Figure Certificate Company Inc., a Delaware corporation with its registered business address at 650 California Street, Suite 2700, San Francisco, CA 94108 (“Affiliate”). Parent and Affiliate are each individually a “Party” and are together the “Parties.”

BACKGROUND

The Parties are affiliated entities engaged in businesses related to the development of blockchain technologies to facilitate the provision of financial products and services, including the issuance of registered securities by Affiliate (the “Certificates”).

This Agreement confirms that Parent will provide financial support to Affiliate, when requested by Affiliate, in connection with Affiliate’s obligation to make payments equal to the transaction fees (i.e., the gas fees) associated with Certificate transactions. This Agreement will remain effective as long as Affiliate is wholly-owned by Parent, directly or indirectly. This Agreement is not effective unless and until Affiliate’s registration statement on Form S-1 for the Certificates becomes effective with the Securities and Exchange Commission.

SECTION 1 DEFINITIONS

1.1 In addition to capitalized, bolded and underlined terms defined elsewhere in this Agreement, the following terms will have the following meanings:

(a)	“Confidential Information” means any non-public, secret, confidential or proprietary information provided by one Party (the “Disclosing Party”) to the other (the “Receiving Party”) pursuant to this Agreement or generated pursuant to this Agreement, whether provided in written, oral, graphic, video, computer or other form, or which is otherwise deemed to be “Confidential Information” by the terms of this Agreement, including but not limited to the Intellectual Property and all other information that has not been made available by the Disclosing Party to the general public that relates to (a) the provision of Reimbursements, (b) the business, plans, products, services, finances, technology or affairs of the Disclosing Party and/or (c) third party confidential information entrusted to the Disclosing Party.
(b)	“Related Party” means any legal entity owned or controlled, directly or indirectly, by the Parties.
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SECTION 2 REIMBURSEMENT OBLIGATION

2.1 Reimbursement Obligation. Affiliate has entered or will enter into a separate gas fee service provider agreement with third party Provenance Blockchain Foundation (the “Foundation”) and will be responsible for making payments (“Payments”) in U.S. dollars to the Foundation for gas fees incurred for Certificate transactions upon receipt of invoices from the Foundation. Upon request by Affiliate, Parent agrees to reimburse Affiliate in U.S. dollars some or all of the amount of Affiliate’s Payments (“Reimbursements”), as directed by Affiliate. Parent shall pay Reimbursements to Affiliate within [x] hours after Parent’s receipt of Affiliate’s Reimbursement request.

2.2 Records and Audits. Each Party, respectively, shall maintain records during the Term of the Agreement and for at least seven (7) years thereafter, in sufficient detail to permit ready verification of Affiliate’s Reimbursement Requests and Parent’s Reimbursements thereunder. Such records shall be made available to the other Party or its designee for inspection, audit and certification as may be reasonably necessary. If, as a result of any audit verification or certification, there is an adjustment in the Reimbursements determined under this Agreement, settlement amounts resulting from such adjustments shall be paid promptly following the date of such adjustment.

SECTION 3 TERM

3.1 Duration. This Agreement is effective as of the Effective Date and will remain in effect until Affiliate ceases operations as evidenced by its filing of a Form N-8F with the Securities and Exchange Commission (“Term”).

SECTION 4 WARRANTY

4.1 Warranties. Each Party represents, warrants and covenants to the other that (a) it has the full authority to enter into this Agreement and (b) it has not previously entered into any agreements that conflict with the terms set forth herein.

4.2 Disclaimer. EXCEPT FOR THE WARRANTIES EXPRESSED IN THIS SECTION 4, EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON- INFRINGEMENT.

SECTION 5 LIMITATION OF LIABILITY

NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES ARISING FROM, OR ATTRIBUTABLE TO, THIS AGREEMENT AND/OR THAT PARTY’S PERFORMANCE HEREUNDER, WHETHER ARISING IN CONTRACT, TORT, BY OPERATION OF LAW, OR OTHERWISE, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NEITHER PARTY WAIVES ANY RIGHTS OR REMEDIES THAT THEY MAY HAVE UNDER THE FEDERAL SECURITIES LAWS.

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SECTION 6 CONFIDENTIAL INFORMATION

6.1 Exclusions. “Confidential Information” will exclude information that the Receiving Party can demonstrate is: (a) now or hereafter, through no unauthorized act or failure to act on Receiving Party’s part, generally available to the public, (b) known to the Receiving Party from a source other than the Disclosing Party (including former employees of the Disclosing Party) without an obligation of confidentiality at the time Receiving Party receives the same from the Disclosing Party, as evidenced by written records, (c) hereafter furnished to the Receiving Party by a third party as a matter of right and without restriction on disclosure, (d) furnished to others by the Disclosing Party without restriction on disclosure, or (e) independently developed by the Receiving Party without use of the Disclosing Party’s Confidential Information.

6.2 Confidentiality Obligations. The Receiving Party shall treat as confidential all of the Disclosing Party’s Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement or other agreements entered into between the Parties. Without limiting the foregoing, the Receiving Party shall use the same degree of care and means that it utilizes to protect its own information of a similar nature, but in any event not less than reasonable care and means, to prevent the unauthorized use or the disclosure of such Confidential Information to third parties. The Confidential Information may be disclosed only to employees, contractors, permitted assignees or sublicensees of the Receiving Party with a reasonable “need to know’’ and who are instructed and agree not to disclose the Confidential Information and not to use the Confidential Information for any purpose, except as set forth herein. Nothing in this Agreement shall prevent the Receiving Party from disclosing Confidential Information to the extent the Receiving Party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction, or in connection with the requirements of an initial public offering or securities filing; provided, however, that prior to any such disclosure, the Receiving Party shall (a) assert the confidential nature of the Confidential Information to the agency, (b) immediately notify the Disclosing Party in writing of the agency’s order or request to disclose, and (c) cooperate fully with the Disclosing Party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

6.3 Survival of Confidentiality Obligations. The obligations of the Parties under this Section 6 will survive termination of this Agreement for any reason whatsoever.

SECTION 7 COMPLIANCE WITH APPLICABLE LAWS

7.1 In General. In the exercise of their respective rights, and the performance of their respective obligations, under this Agreement, each Party will comply with all applicable laws, regulations and governmental orders. Without limiting the generality of this Section 7.1, each Party will obtain, and will maintain in full force and effect throughout the continuance of this Agreement, all licenses, permits, authorizations, approvals and government filings and registrations (“Approvals”) necessary or appropriate for the exercise of its rights and the performance of its obligations hereunder.

SECTION 8 MISCELLANEOUS

8.1 Governing Law and Dispute Resolution. This Agreement, and any disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, USA, excluding its rules governing conflicts of laws that would result in the application of the laws of another jurisdiction.

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The courts located within San Francisco, California, USA shall have exclusive jurisdiction to adjudicate any disputes arising out of or in connection with this Agreement; provided, however, the Parties will have the right to seek relief in any court of competent jurisdiction to prevent or enjoin any unauthorized use, disclosure, misappropriation or infringement of any Intellectual Property or Confidential Information. The Parties hereby consent to the personal jurisdiction of the courts located in San Francisco, California, USA, for the resolution of disputes hereunder. The prevailing Party in any legal proceeding brought by one Party against the other Party and arising out of or in connection with this Agreement shall be entitled to recover its legal expenses, including court costs and reasonable attorneys’ fees.

8.2 Assignment. Neither Party will have the right or power to assign, delegate or otherwise transfer any of its rights or obligations arising under this Agreement without the prior written authorization of the other Party, and such assignment, delegation or other transfer will then be effective only upon written agreement of the assignee, delegate or transferee to assume and be bound by the terms, conditions and limitations of this Agreement to the same extent it would have been bound had such assignee, delegate or transferee been an original Party to this Agreement; provided, however, that the prior written authorization of the other Party will not be required for any Party to assign, delegate, subcontract or otherwise transfer any of its rights or obligations arising under this Agreement to a Related Party.

8.3 Independent Contractors. In the exercise of their respective rights, and the performance of their respective obligations under this Agreement, the Parties are, and shall remain, independent contractors. Nothing in this Agreement shall be construed (a) to constitute the Parties as principal and agent, franchisor and franchisee, partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or (b) to authorize either Party to enter into any contract, agreement into which it is not authorized to enter or other binding obligation on the part of the other Party, unless otherwise agreed to by the Parties in writing, from time to time. Neither Party shall represent to any third party that it is authorized to enter into any contract or other binding obligation on behalf of the other Party.

8.4 Waivers. The failure of either Party to assert any of its rights hereunder, including but not limited to the right to terminate this Agreement due to a breach or default by another Party, will not be deemed to constitute a waiver by that Party of its right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

8.5 Headings. The subject headings of this Agreement are included for purposes of convenience only and will not affect the construction or interpretation of any provision of this Agreement.

8.6 Severability. In the event that any provision hereof is found invalid or unenforceable pursuant to a final judicial decree or decision, the remainder of this Agreement will remain valid and enforceable according to its terms. In the event of such partial invalidity, the Parties shall seek in good faith to agree on replacing any such legally invalid provision with a provision which, in effect, will most nearly and fairly approach the effect of the invalid provision.

8.7 Notices. All notices, reports, invoices and other communications between the Parties shall be sent in any manner agreed upon by the Parties, including by facsimile or electronic mail, by registered mail, postage prepaid and return receipt requested, or by overnight courier. All such communications shall be sent to a Party at the address shown at the beginning of this Agreement or to such other address of which the receiving Party has given prior notice to the sending Party. All such communications shall be effective upon receipt by the sender of confirmation of the delivery or, where no such confirmation is possible, when received.

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8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument.

8.9 Entire Agreement and Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and communications between the Parties, whether written or oral, relating to the same subject matter. No modification, amendments or supplements to this Agreement shall be binding upon the Parties unless in writing and executed by the duly authorized representative of each of the Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date hereof by their duly authorized representatives effective as of the Effective Date.

FIGURE MARKETS HOLDINGS, INC.

By: ________________________

Name: _____________________

Title: ______________________

Date: ______________________

FIGURE CERTIFICATE COMPANY, INC.

By: ________________________

Name: _____________________

Title: ______________________

Date: ______________________

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